                                                                      EXHIBIT 11

                        WORLDCORP, INC. AND SUBSIDIARIES
                CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                      FOR THE THREE MONTHS ENDED MARCH 31,
                        (IN THOUSANDS EXCEPT SHARE DATA)
                                  (UNAUDITED)



                                                        1997             1996
                                                     -----------     -----------

Earnings (loss) from continuing operations           $       709     $    (6,592)
Loss from discontinued operations                             --          (2,481)
                                                     -----------     -----------
Net earnings (loss)                                  $       709     $    (9,073)
                                                     ===========     ===========

Weighted average common shares
 outstanding                                          15,004,432      16,328,186

Weighted average options and warrants
  treated as common stock equivalents                         --              --
                                                     -----------     -----------

Primary and fully diluted number of shares            15,004,432      16,328,186
                                                     ===========     ===========

PRIMARY NET EARNINGS (LOSS) PER COMMON
  AND COMMON EQUIVALENT SHARE
  Continuing operations                              $      0.05     $     (0.41)
  Discontinued operations                                     --           (0.15)
                                                     -----------     -----------
  Net Earnings (loss)                                $      0.05     $     (0.56)
                                                     ===========     ===========

FULLY DILUTED NET EARNINGS (LOSS) PER
  COMMON AND COMMON EQUIVALENT SHARE
  Continuing operations                              $         *     $         *
  Discontinued operations                                      *               *
                                                     -----------     -----------
  Net loss                                           $         *     $         *
                                                     ===========     ===========